Exhibit 10.5

EXECUTION VERSION

EQUITY PURCHASE AGREEMENT

BY AND AMONG

ORCIC JV WH II LLC,

as Borrower,

ORCIC BC 9 LLC,

as Purchaser,

As of October 14, 2022

ORCIC BC 9 LLC. (the “Purchaser”)

399 Park Avenue, 38th Floor

New York, NY 10022

Attention: Accounting

Telephone: 212-419-3035

All electronic dissemination of Notices should be sent to:

Ladies and Gentlemen:

1. Introduction. ORCIC JV WH II LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), has duly authorized the issuance and sale of up to 497,500,000 mandatorily redeemable Preference Shares, par value U.S.$0.0001 per share (the “Preference Shares”), from time to time on and following the date hereof, including, without limitation, under the circumstances set forth in Section 2.6 of the Revolving Loan Agreement (as defined below). Concurrently with the execution of this Equity Purchase Agreement (this “Agreement”), the Borrower has entered into a Revolving Loan Agreement (as amended, modified, waived, supplemented or restated from time to time, the “Revolving Loan Agreement”), dated as of October 14, 2022 (the “Closing Date”), by and among ORCIC BC 9 LLC, as the collateral manager (in its capacity as the “Collateral Manager”), the Borrower, each CLO subsidiary from time to time party thereto, Royal Bank of Canada, as the administrative agent (the “Administrative Agent”), the Lenders from time to time party thereto (the “Lenders”) and U.S. Bank Trust Company, National Association, as the collateral custodian (the “Collateral Custodian”), and certain other related documents. The Borrower will use the proceeds of the Funded Loans made under the Revolving Loan Agreement, together with the Cash and other deemed proceeds of the Capital Contributions (as defined below) made, or deemed to be made, by (or on behalf of) the Purchaser, to acquire Collateral Obligations, to make a deposit into the Principal Collection Account or to repay Funded Loans. The date for the redemption of the Preference Shares (the “Redemption Date”) will be (x) subject to the agreement of the Administrative Agent and the Purchaser, the Business Day upon which the Administrative Agent and the Collateral Custodian receive a properly completed and executed CLO Joinder Supplement from a proposed CLO Subsidiary which satisfies the conditions set out in the definition of “CLO Subsidiary” in the Revolving Loan Agreement, whereupon the Borrower shall (a) transfer its assets to such CLO Subsidiary to be pledged as collateral to secure securities expected to be issued by such CLO Subsidiary on the related Approved Securitization Closing Date and (b) redeem all of its Preference Shares then outstanding or, otherwise, (y) the fourth Business Day after the date on which all assets of the Borrower have been liquidated and all obligations of the Borrower have been paid or provided for.

Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Loan Agreement.

In consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby agrees with the Purchaser as follows:

2. Subscription, Purchase, Sale, Payment and Delivery of the Preference Shares. Subject to the terms and conditions set forth herein and on the basis of the representations, warranties and agreements contained herein, the Purchaser hereby agrees to purchase from the Borrower up to 250,000 Preference Shares with a par value of U.S.$.0001 each for an issue price of U.S.$1,000.00 per Preference Share for an aggregate stated amount of up to U.S.$25,000,000 (each such purchase, together with any Additional Capital Contribution made by the Purchaser to purchase additional Preference Shares hereunder, a “Capital Contribution”). For the avoidance of doubt, no Preference Shares may be issued to the Purchaser other than in respect of a related Capital Contribution. Other than the Preference Shares, the ordinary shares already in issue and the Revolving Note issued under the Revolving Loan Agreement, the Borrower shall not issue any additional preference shares or other securities prior to the Redemption Date.

3. Capital Contributions. (a) Each Capital Contribution shall be used by the Borrower Parties (or the Collateral Manager on behalf of the Borrower Parties) solely to (i) acquire Collateral Obligations approved in advance by the Lenders (subject to Section 2.12 of the Revolving Loan Agreement), (ii) make optional prepayments on Outstanding Funded Loans, (iii) cure any failure to satisfy the Overcollateralization Ratio Test, the Market Value Ratio Test, the General Advance Rate Test, the Adjusted Advance Rate Test or to maintain the Required Equity Investment (pursuant and subject to Section 2.6 of the Revolving Loan Agreement), (iv) deposit funds into the Principal Collection Account of the Borrower established at the Collateral Custodian or (v) for any other purpose permitted hereunder or under the Revolving Loan Agreement.

(b) Prior to any Initial Funded Loan, the Collateral Manager, on behalf of the Borrower, shall have requested the Capital Contribution from the Purchaser (with a copy to the Share Registrar (as defined below) by email to Wellfleet_Chicago@usbank.com), and the Purchaser shall have purchased 10,000 Preference Shares in an amount equal to U.S.$10,000,000 which shall be payable by way of (i) immediately available funds in Cash and/or (ii) a contribution comprising Collateral Obligations (approved by the Administrative Agent in its sole discretion and based on the then-current Market Value of each Collateral Obligation) by the Transferor to the Borrower, subject to the terms of the Revolving Loan Agreement, and deposited in accordance with the provisions of Section 3.1(q) thereof.

(c) In addition to the Capital Contributions that are required to be made in accordance with clause (b) above, the Purchaser may from time to time elect (but shall not be required or committed) to make additional Capital Contributions (each such additional Capital Contribution, an “Additional Capital Contribution”) on any Business Day, including, without limitation, under the circumstances set forth in Section 2.6 of the Revolving Loan Agreement, upon one Business Day’s notice to the Borrower, the Collateral Manager, the Collateral Custodian, the Share Registrar (as defined below) (by email to Wellfleet_Chicago@usbank.com), the Administrative Agent and the Lenders which shall be payable by way of (i) immediately available funds in Cash and/or (ii) a contribution comprising Collateral Obligations (approved by the Administrative Agent in its sole discretion and based on the then-current Market Value of each Collateral Obligation) by the Transferor to the Borrower, subject to the terms of the Revolving Loan Agreement; provided that, notwithstanding the foregoing, each such Additional Capital Contribution shall be made in a minimum increment of U.S.$500,000, in each case.

(d) The Purchaser shall deliver the amount of any Capital Contribution to the Securities Intermediary for deposit in the Principal Collection Account of the Borrower in accordance with the instructions of the Borrower (or the Collateral Manager on behalf of the Borrower) on the date specified for such Capital Contribution and the Borrower shall cause the issuance of related Preference Shares to be entered in the register of members of the Borrower (the “Register”) in accordance with clause (f) below. The number of Preference Shares issued in connection with each Capital Contribution shall equal the number obtained by dividing the amount of such Capital Contribution by the original issue price per share.

(e) The Borrower shall cause the Collateral Custodian to (i) act as share registrar (the “Share Registrar”) of the Borrower and (ii) upon verification from the Securities Intermediary that the applicable Preference Share purchase price has been deposited in the Principal Collection Account, as Share Registrar, enter each Preference Share being issued by the Borrower in the Register. In acting as Share Registrar hereunder, the rights, privileges, immunities and indemnities of the Collateral Custodian set forth in the Revolving Loan Agreement shall also apply to it in its capacity as Share Registrar hereunder.

(f) The Borrower shall keep, or cause to be kept, accurate written records of each Capital Contribution made by the Purchaser, as well as any return of capital made and provide a copy of the Register to the Purchaser upon each issuance of Preference Shares. The Borrower shall provide the Purchaser, the Collateral Manager, the Administrative Agent and the Collateral Administrator a copy of the Register upon each issuance of Preference Shares and access to such other records during normal business hours upon reasonable prior written notice. The Borrower will not issue or deliver any certificates representing Preference Shares.

4. Representations, Warranties and Covenants of the Borrower.

(a) The Borrower makes the representations and warranties of the Borrower Parties set forth in Sections 4.1 and 4.2 of the Revolving Loan Agreement to the Purchaser.

(b) The Borrower further represents, warrants, covenants and agrees with the Purchaser that, as of the date hereof and the date of each Capital Contribution to be made by the Purchaser, (i) this Agreement has been duly authorized by the Borrower, and, when this Agreement has been duly executed, issued and delivered by the Purchaser and the Borrower, this Agreement will constitute the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms (subject to bankruptcy, insolvency, liquidation, reorganization or other laws of general application relating to or affecting the rights of creditors and to general principles of equity), (ii) the issuance of the related Preference Shares has been duly authorized by the Borrower and, provided that the purchase price therefor has been paid in full and, upon entry in the Register, the Preference Shares will be duly issued as fully paid and non-assessable shares and the Purchaser will be the registered holder of such number of Preference Shares or as will be noted against its name on such Registers and (iii) the Borrower has not issued any Preference Shares other than the Preference Shares issued to the Purchaser and the Borrower has issued 250 ordinary shares to the Borrower and no other shares of the Borrower have been issued.

(c) The Borrower represents, warrants, covenants and agrees with the Purchaser that it will not issue additional securities (including, without limitation, options, warrants or derivatives) without the prior written consent of the Purchaser.

(d) The Borrower represents, warrants, covenants and agrees that (to the extent the same is within its power and control) it will not amend its LLC Agreement without the prior written consent of the Purchaser, the Administrative Agent and the Collateral Manager.

(e) The Borrower represents, warrants, covenants and agrees with the Purchaser that it will comply at all times and in all material respects with the terms and agreements set forth in the Transaction Documents (including, without limitation, the agreements and covenants of the Borrower Parties set forth in Sections 5.1 and 5.2 of the Revolving Loan Agreement) to which it is a party.

5. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to and agrees with the Borrower, as of the date hereof and the date of each Capital Contribution to be made by the Purchaser that:

(a) It (i) is either (A) a Qualified Institutional Buyer (as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or (B) a non-U.S. person acquiring Preference Shares in an offshore transaction pursuant to Regulation S under the Securities Act, (ii) is aware that the sale of the Preference Shares to it is being made in reliance on an exemption from the registration requirements of the Securities Act and (iii) is acquiring the Preference Shares for its own account. It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Preference Shares and it is able to bear the economic risk of such investment.

(b) It understands that the Preference Shares are not transferable except to a transferee that makes all of the representations and warranties contained in this Section 5 or following receipt by the Borrower Parties of an opinion of nationally recognized counsel acceptable to the Borrower Parties to the effect that, following such transfer, the Preference Shares will continue to be exempt from the registration requirements of the Securities Act and that neither the Borrower Parties nor the pool of assets owned by the Borrower Parties will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

(c) It is not purchasing the Preference Shares with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. It understands that an investment in the Preference Shares involves a high degree of risk. It understands that, subject to the terms of the Revolving Loan Agreement, the Capital Contributions will be deposited in the Principal Collection Account of the Borrower and will be invested in Collateral Obligations and may be used to prepay Outstanding Funded Loans. The Borrower’s obligations to the Purchaser will not be secured by any Account, the Collateral Obligations or any other assets of the Borrower Parties. The Collateral will be pledged to the Lenders as security for the Borrower Parties’ obligations under the Revolving Loan Agreement. If the assets of the Borrower Parties are liquidated pursuant to the Revolving Loan Agreement, such liquidation may take place under market conditions that are not advantageous to the Borrower Parties. As a result of any such liquidation, the Purchaser may suffer a loss, which loss could equal its entire investment in the Preference Shares. All payments to the Purchaser of distributions, dividends or otherwise and any payments upon redemption of the Preference Shares are subordinated to all other obligations of the Borrower Parties, and with respect to the payment of distributions and dividends, will be payable only if the Borrower Parties have sufficient distributable profits and/or share premium as a matter of Delaware law. In addition, such distributions and any payments upon redemption of the Preference Shares will be payable only to the extent that the Borrower Parties are and remain solvent after such distributions or dividends are paid.

(d) It has made its own independent investigation in connection with its decision to purchase the Preference Shares and is not relying on any advice, counsel or representations (whether written or oral) of the Borrower Parties, any Lender or any other person in connection therewith.

(e) It is either (A) a qualified purchaser for purposes of Section 3(c)(7) of the 1940 Act or an entity owned exclusively by qualified purchasers or (B) a non-U.S. person acquiring Preference Shares in an offshore transaction pursuant to Regulation S under the Securities Act. It is acquiring the Preference Shares as principal for its own account for investment and not for sale in connection with any distribution thereof.

(f) It is not, and is not acting on behalf of, a Benefit Plan Investor. A “Benefit Plan Investor” means a “benefit plan investor” within the meaning of the Plan Asset Regulations, which includes (i) any “employee benefit plan” (as defined in Section 3(3) of ERISA), that is subject to the fiduciary responsibility provisions of Title I of ERISA, (i) any “plan” (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies or (iii) any entity whose underlying assets include “plan assets” by reason of such employee benefit plan’s or plan’s investment in the entity. “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended. “Plan Asset Regulations” means the U.S. Department of Labor Regulations set forth at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(g) (i) It (a) shall timely furnish the Borrower Parties or their agents any U.S. federal income tax form or certification (such as IRS Form W-9 or any successors to such IRS forms) that the Borrower Parties or their agents may reasonably request, (b) agrees to provide in a timely manner any documentation, agreements, certification or information that is reasonably requested by the Borrower Parties to enable the Borrower Parties or their agents to (x) make payments to it without, or at a reduced rate of, deduction or withholding, (y) qualify for an exemption from or a reduced rate of withholding or deduction in any jurisdiction from or through which the Borrower Parties receive payments on their assets, or (z) satisfy reporting and other obligations under the Code and U.S. Treasury Regulations and (c) hereby consents to the Borrower Parties delivering such certification or a copy thereof in connection with a request by any party for a similar certification from the Borrower Parties. The Purchaser agrees to provide any certification requested pursuant to this Section 5(g) within a reasonable time period after such request is initially made and to update or replace such form or certification in accordance with its terms or its subsequent amendments. The Purchaser represents and warrants that any such information and forms furnished by the Purchaser shall be true and accurate and agrees to indemnify the Borrower Parties from any and all damages, costs and expenses (including any amounts of taxes, fees, interest, additions to tax, or penalties) resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes and from any cost, damage or loss incurred by the Borrower Parties as a result of the Purchaser failing to provide the Borrower Parties, upon request, with any information required by current or new legislation in order to avoid the direct or indirect imposition of a withholding tax on the securityholder. This indemnification shall continue notwithstanding the Purchaser ceasing to be a securityholder.

(ii) It shall take no action that would cause the Borrower Parties to be treated as other than an entity disregarded as separate from the Purchaser.

(iii) It acknowledges and agrees that the Borrower Parties will withhold any taxes required by law or in connection with FATCA, and such amounts will be deemed to have been distributed to the Purchaser for purposes of this Agreement, and the Borrower Parties will not pay the Purchaser any additional amount in respect of such withholding.

(iv) It agrees to provide and timely update any documentation, including without limitation, any withholding statements or other certifications attached thereto necessary to qualify interest received by the Borrower as portfolio interest.

(v) It will treat all Preference Shares as equity interests of U.S. federal income tax purposes.

6. Conditions of the Obligations of the Purchaser and the Borrower. (a) The obligation of the Purchaser to purchase and pay for the Preference Shares hereunder shall be subject to:

(i) the accuracy on the date hereof and on the date of each Capital Contribution of the representations and warranties of the Borrower contained in Section 4;

(ii) the execution and delivery of the Revolving Loan Agreement, the Collateral Administration Agreement and the Securities Account Control Agreement; and

(iii) as of the date of the relevant Capital Contribution, no Event of Default shall have occurred and be continuing (other than any Event of Default resulting from an Insolvency Event with respect to the Purchaser).

(b) The obligation of the Borrower to sell the Preference Shares to the Purchaser and deliver such Preference Shares to the Share Registrar for entry in the Register in the name of the Purchaser shall be subject to:

(i) the accuracy on the date hereof and on the date of each Capital Contribution of the representations and warranties of the Purchaser contained herein;

(ii) the performance by the Purchaser of its obligations under this Agreement and the Revolving Loan Agreement, if any; and

(iii) delivery of the purchase price for the Preference Shares in accordance with Sections 2 and 3.

7. Payments.

(a) General. To the extent payable in accordance with this Agreement and applicable law, the Borrower shall make each payment with respect to each Preference Share not later than 12:00 noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the registered holder of the Preference Shares as reflected in the Register without reduction by reason of any set-off or counterclaim. Whenever any payment of amount of, or dividend on, a Preference Share shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Any payments made in accordance with this Section 7 will be payable only to the extent that the Borrower is and remains solvent after such payments have been made and subject to the conditions contained in the last two sentences of Section 5(c) above.

(b) No Dividends or Return of Capital Prior to the Redemption Date. Prior to the Redemption Date, no amounts shall be payable by dividend, distribution or redemption (including, without limitation, in respect of any Capital Contributions) with respect to any Preference Shares (other than pursuant to Sections 2.7 or 2.8 of the Revolving Loan Agreement). Any amounts available to be distributed to the Purchaser pursuant to Sections 2.7 and 2.8 of the Revolving Loan Agreement shall be distributed to the holder of the Preference Shares in the order of priority set forth below in clause (c).

(c) Dividends and Redemption on the Redemption Date.

(i) On the Redemption Date, the Borrower shall, to the extent that any amounts remain (and are lawfully available for distribution on the Preference Shares) after all Obligations payable by the Borrower to the Lenders, the Administrative Agent, the Collateral Custodian, the Collateral Manager and any other Person as specified in the Revolving Loan Agreement, as applicable, have been paid in full (and all other amounts determined by the Collateral Manager and the Borrower to be payable by the Borrower in their commercially reasonable discretion or required or prudent to be reserved for expenses of the Borrower have been paid in full or adequately reserved, as applicable), redeem the Preference Shares in full and distribute such remaining amounts (including, without limitation, all such remaining amounts attributable to realized trading gains with respect to the Collateral Obligations) to the holder of the Preference Shares in the following order of priority:

First, to the repayment in full of the Capital Contributions on a pro rata and pari passu basis in accordance with the number of Preference Shares held by the Purchaser; and

Second, to the payment of any remaining amounts to the Purchaser on a pro rata and pari passu basis in accordance with the number of Preference Shares held by the Purchaser.

8. Survival. The respective representations, warranties, other statements, covenants, agreements and indemnities made by the Borrower and the Purchaser herein or in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the Closing Date and sale and purchase of, and the tender and delivery of payment for, the Preference Shares, in each case notwithstanding any investigation (or any statement as to the results thereof) made by or on behalf of the Borrower or the Purchaser, any of their respective affiliates, or any of their or such affiliates’ controlling persons, directors, officers or partners.

9. Notice. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if given, furnished or provided by certified mail, return receipt requested, hand delivered, overnight courier service guaranteeing next day delivery, electronic delivery or telecopier and confirmed by a similarly delivered writing, if to the Purchaser, addressed to the Purchaser at the address set forth for it on the first page hereof or to such other address as the Purchaser may designate in writing to the Borrower; and if to the Borrower, addressed to the Borrower, ORCIC JV WH II LLC, c/o Puglisi & Associates 850 Library Avenue, Suite 204, Newark, DE 19711, Attention: Don Puglisi, Facsimile: +1 (302) 738-7210, Email: dpuglisi@puglisiassoc.com, or to such other address as the Borrower may designate in writing to the Purchaser.

10. No Assignment; Third Party Beneficiaries. Neither the Borrower nor the Purchaser may assign (including granting a security interest in) its respective rights, benefits or obligations under this Agreement, except as permitted by the immediately succeeding sentence; provided, however, that nothing in this section shall prohibit the Borrower from granting a security interest over this Agreement in favor of the Lenders. This Agreement shall inure to the benefit of the Administrative Agent, the Lenders, the Collateral Manager, the Securities Intermediary, and any of their controlling persons, directors, officers or partners. All persons referred to in the preceding sentence (a) are intended as, and shall be, third-party beneficiaries of this Agreement and (b) as such, shall be entitled to enforce their rights, remedies and claims hereunder directly against the Purchaser as though such persons were signatories of this Agreement, but shall not be deemed to have, or to have assumed, any obligation or liability hereunder. The Purchaser acknowledges and agrees that the Borrower may pledge its rights under this Agreement to the Collateral Custodian for the benefit of the Secured Parties. Nothing expressed herein is intended or shall be construed to give any person (other than the persons referred to in the preceding three sentences, in each case, to the extent provided therein or elsewhere in this Agreement) any legal or equitable right, remedy or claim under or in respect of this Agreement or any other agreement or instrument or against any party hereto or thereto or beneficiary hereof or thereof.

11. Governing Law; Waiver of Jury Trial. (a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

(b) EACH OF THE BORROWER AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12. Submission to Jurisdiction. Each of the Borrower and the Purchaser irrevocably (i) agrees that any legal suit, action or proceeding against it, any person who controls it or any third party beneficiary hereunder arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the United States District Court for the Southern District of New York sitting in New York County or any New York State court sitting in New York County, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. Each of the Borrower and the Purchaser further agrees that process may be served against it in any action, suit or proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower’s or the Purchaser’s address for notices (as applicable) as provided in Section 9 above or in any other manner permitted by law.

13. Amendments. No amendment, modification, supplement or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Purchaser (noted in the Register from time to time) and, so long as any Obligations payable by the Borrower to the Lenders or the Administrative Agent remain outstanding, the Administrative Agent.

14. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without in any way invalidating, affecting or impairing the remaining provisions hereof.

15. Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto in several counterparts, each of which counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

16. Non-Petition; Limited Recourse. (a) The Purchaser acknowledges that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees of the Borrower shall be personally liable for any of the obligations of the Borrower under this Agreement. The Purchaser agrees no Borrower Party (other than the Borrower) shall be liable for any of the obligations to the Purchaser under this Agreement, the Revolving Loan Agreement or any other Transaction Document. Notwithstanding anything to the contrary contained herein, the Purchaser agrees that the obligations of the Borrower under this Agreement from time to time and at any time are limited recourse obligations and the Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Collateral available at such time, and, upon application of the proceeds of such Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein and the Revolving Loan Agreement, all obligations of and all claims against the Borrower under this Agreement, the Revolving Loan Agreement, any Revolving Note or any other Transaction Document shall extinguish and shall not thereafter revive. The Purchaser agrees not to cause the filing of a petition for the winding up of the Borrower for the non-payment of any amounts provided in this Agreement until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of amounts owing to the Lenders under the Revolving Loan Agreement. Except as expressly provided herein, there shall be no recourse for the payment of any amount owing by the Borrower hereunder against any other party hereto or any officer, director, employee, shareholder, incorporator or other Affiliate of such Person or any entity controlling such Person.

(b) The provisions of this Section 16 shall survive any termination of this Agreement.

17. Subordination to Funded Loans.

(a) Notwithstanding anything in this Agreement, the Revolving Loan Agreement or the other Transaction Documents to the contrary, the Purchaser agrees for the benefit of the Lenders, that Preference Shares shall be subordinate and junior to the Funded Loans, to the extent and in the manner set forth in the Revolving Loan Agreement, including as set forth in Sections 2.7 and 2.8 of the Revolving Loan Agreement.

(b) If, notwithstanding the provisions of this Agreement or the Revolving Loan Agreement, the Purchaser shall have received any payment or distribution in respect of the Preference Shares contrary to the provisions of this Agreement or the Revolving Loan Agreement, then, unless and until all amounts payable to Lenders shall have been paid in full in Cash (or to the extent the Lenders consent, other than in Cash), such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Custodian, which shall pay and deliver the same to the Lenders, in accordance with the Revolving Loan Agreement; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Custodian as part of the Collateral and subject in all respects to the provisions of the Revolving Loan Agreement and this Section 17.

(c) The Purchaser agrees with the Lenders that the Purchaser shall not demand or accept any payment or distribution in respect of the Preference Shares in violation of the provisions of this Agreement and the Revolving Loan Agreement; provided that, after all amounts payable to the Lenders, have been paid in full, the Purchaser shall, subject to the provisions of this Section 17 and the Revolving Loan Agreement, be fully subrogated to the rights of the Lenders.

(d) Nothing in this Agreement and the Revolving Loan Agreement shall affect the obligation of the Borrower to pay the Purchaser in accordance with the Priority of Payments.

18. Inconsistencies with Revolving Loan Agreement. In the event of any inconsistency between this Agreement and the express terms of the Revolving Loan Agreement, the Revolving Loan Agreement shall prevail.

19. Adequacy of Money Damages. The Purchaser acknowledges and agrees that (a) any and all claims, damages and demands against the Administrative Agent or any Lender arising out of, or in connection with, the exercise by the Collateral Custodian, the Administrative Agent or any Lender of rights or remedies pursuant to the Revolving Loan Agreement can be sufficiently and adequately remedied by monetary damages, (b) no irreparable harm will be caused to the Purchaser as a result of, or in connection with, any such claims, damages or demands and (c) no equitable or injunctive relief will be sought by the Purchaser as a result of, or in connection with, any such claims, damages or demands.

20. Volcker Rule. Notwithstanding anything to the contrary set forth herein, upon the determination by any Lender (following consultation with counsel of national reputation experienced in such matters) that its ownership of any of its rights or obligations under the Revolving Loan Agreement is prohibited by Applicable Law (including, without limitation, the Volcker Rule), the Purchaser hereby agrees to work in good faith to amend or amend and restate the commercial terms of this Agreement and the Revolving Loan Agreement (including, if necessary, to re-document the Revolving Loan Agreement under a note purchase agreement or indenture) to the extent necessary to ensure compliance with such Applicable Law.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the undersigned in accordance with its terms.

Very truly yours,

ORCIC JV WH II LLC,
as Borrower

By:
Name:
Title:

The foregoing Equity Purchase Agreement is hereby confirmed and accepted as of the date first above written.

ORCIC BC 9 LLC,
as Purchaser

By:
Name:
Title:

The foregoing Equity Purchase Agreement is hereby consented to as of the date first above written.

ROYAL BANK OF CANADA,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title